UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___________ )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement	Confidential, for use of the Commission only
Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
Definitive Additional Materials
Soliciting Material under Rule 14a-12

Centex Corporation
3333 Holding Corporation

(Name of Registrants As Specified in Their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CENTEX CORPORATION

and

3333 HOLDING CORPORATION

PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS
OF EACH CORPORATION

To Be Held July 18, 2002

INDEX

CENTEX CORPORATION
Notice of Annual Meeting of Stockholders	1
Proxy Statement	2
3333 HOLDING CORPORATION
Notice of Annual Meeting of Stockholders	22
Proxy Statement	23

     Proxies are being solicited separately by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies. Stockholders are encouraged to review the accompanying proxy statement of EACH company carefully.

CENTEX CORPORATION

2728 N. Harwood
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 18, 2002

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centex Corporation, a Nevada corporation (“Centex”), will be held in the auditorium of the Dallas Museum of Art, 1717 N. Harwood, in the City of Dallas, Texas on Thursday, July 18, 2002 at 9:00 a.m. (C.D.T.) for the following purposes:

(1)	To elect three directors comprising a class of directors to serve until the Annual Meeting of Stockholders in 2005, or until their successors are elected and qualified.

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of Centex has fixed the close of business on June 6, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you can be sure your shares are represented at the meeting by promptly voting and submitting your Centex proxy by telephone, by Internet or by completing, signing, dating and returning the accompanying form of Centex proxy in the enclosed envelope. Your Centex proxy will be returned to you if you choose to attend the meeting and request such return.

By Order of the Board of Directors

RAYMOND G. SMERGE Executive Vice President, Chief Legal Officer and Secretary

Dallas, Texas
June 21, 2002

     Proxies are being solicited separately by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

CENTEX CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
3333 HOLDING CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

CENTEX CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held July 18, 2002

INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Corporation, a Nevada corporation (“Centex”), for use at the Annual Meeting of Stockholders of Centex to be held on July 18, 2002, and at any adjournment thereof (the “Annual Meeting”). The mailing address of the executive offices of Centex is 2728 N. Harwood, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about June 21, 2002.

Purposes of the Annual Meeting

     At the Annual Meeting, action will be taken upon the following matters:

(1)	Election of three directors comprising a class of directors to serve until the Annual Meeting of Stockholders in 2005, or until their successors are elected and qualified.

(2)	Such other business as may properly come before the Annual Meeting.

     The Board of Directors of Centex (the “Board” or the “Board of Directors”) does not know of any matters that may be acted upon at the Annual Meeting other than the matter set forth in item (1) above.

Recommendation of the Board of Directors

     The Board of Directors of Centex recommends a vote FOR the election of the three nominees for director of Centex named in the accompanying Centex proxy.

TANDEM SECURITIES

     On November 30, 1987, Centex distributed as a dividend to its stockholders, through a nominee (the “Nominee”), all of the 1,000 issued and outstanding shares of common stock, par value $.01 per share (“Holding Common Stock”), of 3333 Holding Corporation, a Nevada corporation (“Holding”), and 900 of the issued and outstanding warrants (the “Stockholder Warrants”) to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”). 3333 Development Corporation, a Nevada corporation and a wholly-owned subsidiary of Holding, is the general partner of the Partnership.

     The Nominee holds the shares of Holding Common Stock and the Stockholder Warrants on behalf of and for the benefit of persons who are from time to time the holders of the common stock, par value $.25 per share (“Centex Common Stock”), of Centex (“Centex Stockholders”). Each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock and the Stockholder Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. This beneficial interest of the Holding stockholders is not represented by a separate certificate or receipt. Instead, each Centex Stockholder’s beneficial interest in such pro rata portion of the shares of Holding Common Stock and the Stockholder Warrants is represented by the certificate or certificates evidencing such Centex

Stockholder’s Centex Common Stock, and is currently tradable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock. These restrictions on transfer are imposed by the terms of a nominee agreement (the “Nominee Agreement”) by and among Centex, Holding, the Partnership and the Nominee. Centex Common Stock certificates issued after the date of the Nominee Agreement bear a legend referring to the restrictions on transfer imposed thereby.

     Proxies are being solicited separately by the Boards of Directors of Centex Corporation and 3333 Holding Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

RECORD DATE AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on June 6, 2002. At the close of business on the record date, the issued and outstanding capital stock of Centex entitled to vote at the Annual Meeting consisted of 61,543,403 shares of Centex Common Stock.

     The holders of Centex Common Stock will be entitled to one vote per share upon the election of directors and each other matter that may be properly brought before the Annual Meeting. Neither the Restated Articles of Incorporation, as amended, nor the Amended and Restated By-laws of Centex provide for cumulative voting rights. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Centex Common Stock is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

     Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the Annual Meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the election of the three nominees for director named in the proxy. The Board does not intend to present, and has no information that others will present, any business at the Annual Meeting other than as is set forth in the attached Notice of Annual Meeting of Stockholders of Centex. However, if other matters requiring the vote of stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Centex proxy to vote the proxies held by them in accordance with their best judgment in such matters.

     Centex Stockholders can vote their Centex shares at the Annual Meeting by voting and submitting the accompanying Centex proxy by telephone, over the Internet, or by completing, signing, dating and returning the Centex proxy in the enclosed envelope. Any Centex Stockholder has the unconditional right to revoke his, her or its Centex proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the Annual Meeting and voting in person or by written notice to Centex addressed to Raymond G. Smerge, Secretary, Centex Corporation, 2728 N. Harwood, Dallas, Texas 75201. No such revocation will be effective, however, unless received by Centex at or prior to the Annual Meeting.

     The cost of soliciting proxies for the Annual Meeting will be borne by Centex. Solicitation may be made by mail, personal interview, telephone or other electronic means by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson Shareholder Communications Inc., which will receive a fee of approximately $8,500, plus out-of-pocket expenses. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

     The following table sets forth information as of June 6, 2002 with respect to the beneficial ownership of shares of Centex Common Stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Centex as a group (14 persons). Except as otherwise indicated, all shares are owned directly, and the owner has the sole voting and investment power with respect thereto.

	Centex Common Stock(1)

	Number of Shares		Percent
Name of Beneficial Owner	Beneficially Owned		of Class

Barbara T. Alexander	29,192		*
Dan W. Cook III	109,567		*
Leldon E. Echols	86,250		*
Juan L. Elek	100,384		*
Timothy R. Eller	691,065		*
Laurence E. Hirsch	1,991,869		3.24%
Clint W. Murchison, III	136,227		*
Charles H. Pistor, Jr.	115,931		*
Frederic M. Poses	2,684		*
David W. Quinn	209,336		*
Thomas M. Schoewe	5,706		*
Paul R. Seegers	568,086	(2)	*
Raymond G. Smerge	141,644		*
Paul T. Stoffel	320,198	(3)	*
All directors, director nominees and executive officers of Centex as a group (14 persons)	4,508,139		7.33%

*	Less than 1%.

(1)	Shares covered by stock options that are outstanding under the Centex Corporation Amended and Restated 1987 Stock Option Plan or the Centex Corporation 2001 Stock Plan and exercisable on June 6, 2002 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares that may be acquired upon exercise of such stock options: Ms. Alexander — 16,692 shares; Mr. Cook — 106,567 shares; Mr. Echols — 86,250 shares; Mr. Elek — 99,384 shares; Mr. Eller — 578,150 shares; Mr. Hirsch — 893,700 shares; Mr. Murchison — 85,417 shares; Mr. Pistor — 62,867 shares; Mr. Poses — 1,684 shares; Mr. Quinn — 185,200 shares; Mr. Schoewe — 3,106 shares; Mr. Seegers — 79,384 shares; Mr. Smerge — 128,400 shares; Mr. Stoffel — 81,009 shares; and all directors, director nominees and executive officers of Centex as a group (14 persons) — 2,407,810 shares. The total shown for Mr. Hirsch includes 400,000 shares covered by a conversion right pursuant to the terms of a Centex subordinated debenture. See “Certain Transactions.” In addition, this table includes shares of Centex Common Stock that are deemed to be beneficially owned as of June 6, 2002 pursuant to the Centex Common Stock Fund of the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation, a defined contribution plan (the “Profit Sharing Plan”), as follows: Mr. Eller — 5,515 shares; Mr. Hirsch — 4,819 shares; Mr. Quinn — 3,736 shares; Mr. Smerge — 2,044 shares; and all directors, director nominees and executive officers of Centex as a group (14 persons) — 16,114 shares. Amounts also include shares of Centex Common Stock that are owned indirectly by family limited partnerships of such directors, director nominees and executive officers on June 6, 2002 as follows: Mr. Eller — 82,400 shares; Mr. Hirsch — 240,000 shares; Mr. Pistor — 40,664 shares; and all directors, director nominees and executive officers of Centex as a group (15 persons) — 363,064 shares. Amounts also include restricted shares of Centex Common Stock granted as of April 1, 2002 as follows: Mr. Hirsch — 19,850 shares; restricted shares of Centex Common Stock granted as of April 3, 2001 as follows: Mr. Eller — 25,000 shares; Mr. Hirsch — 25,000 shares; and Mr. Quinn — 20,000 shares; and restricted shares of Centex Common Stock granted as of July 19, 2001, as follows: Ms. Alexander — 1,000 shares; Mr. Cook — 1,000 shares; Mr. Elek — 1,000 shares; Mr. Murchison — 1,000 shares; Mr. Pistor — 1,000 shares; Mr. Poses — 1,000 shares; Mr. Seegers — 1,000 shares; and Mr. Stoffel — 1,000 shares. As of June 6, 2002, all directors, director nominees and executive officers of Centex as a group (14 persons) owned 78,000 restricted shares of Centex Common Stock. See footnote (2) to the Summary Compensation Table. The recipients are entitled to receive dividends on the restricted shares and have the right to vote the restricted shares.

(2)	This amount includes 40,846 shares held by Mr. Seegers’ spouse.

(3)	This amount excludes 10,000 shares owned by Mr. Stoffel’s spouse as to which Mr. Stoffel has disclaimed beneficial ownership pursuant to the rules and regulations of the SEC.

Certain Beneficial Owners

     The following table sets forth information as of June 6, 2002 with respect to the holders of shares of Centex Common Stock who are known to Centex to be beneficial owners of more than five percent of such shares outstanding.

	Centex Common Stock

	Number of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Percent of Class

FMR Corp(1)	7,556,831	12.28%
82 Devonshire Street Boston, MA 02109
Greenhaven Associates, Inc.(2)	4,005,000	6.51%
Three Manhattanville Road Purchase, New York 10577

(1)	Based solely upon information contained in the Schedule 13G of FMR Corp. filed with the Commission on February 14, 2002 with respect to shares of Centex Common Stock owned as of December 31, 2001 (the “FMR Corp. 13G”), but calculating the percentage shown by dividing the number of such shares of Centex Common Stock by the total number of shares of Centex Common Stock issued and outstanding on June 6, 2002. According to the FMR Corp. 13G, such number includes 1,129,071 shares over which FMR Corp. had sole voting power and 7,556,831 shares over which FMR Corp. had sole dispositive power.

(2)	Based solely upon information contained in the Schedule 13G of Greenhaven Associates, Inc. filed with the Commission on January 2, 2002 with respect to shares of Centex Common Stock owned as of December 31, 2001 (the “Greenhaven 13G”), but calculating the percentage shown by dividing the number of such shares of Centex Common Stock by the total number of shares of Centex Common Stock issued and outstanding on June 6, 2002. According to the Greenhaven 13G, such number includes 893,700 shares over which Greenhaven Associates, Inc. had both sole voting power and sole dispositive power, and 3,111,300 shares over which Greenhaven Associates, Inc. had shared dispositive power.

ITEM 1. ELECTION OF DIRECTORS

     Centex’s Amended and Restated By-laws provide for the division of the Board into three classes, with the directors in each class to hold office for a staggered term of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. There are presently three directors in the class whose term expires at the Annual Meeting, four directors in the class whose term expires at the 2003 annual meeting and four directors in the class whose term expires at the 2004 annual meeting. Paul R. Seegers, who is currently a member of the Board of Directors, having reached mandatory retirement age, is not standing for re-election. Accordingly, at the Annual Meeting, three directors are to be elected to serve until the 2005 annual meeting or until their successors are elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the then outstanding shares of Centex Common Stock. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying Centex proxy will be voted for the election of the three nominees for director named below or, if any of such nominees becomes unavailable (which is not anticipated), for such substitute nominees as the Board shall designate. A plurality of votes cast at the Annual Meeting, in person or by proxy, is required to elect such nominees. The Board recommends that the Centex Stockholders vote FOR the election of such nominees. The biographical information appearing below regarding the nominees for director and the continuing directors has been furnished to Centex by the respective nominees and directors.

Nominees for Directors Standing for Election

     Barbara T. Alexander, 53, is Chairman of the Audit Committee of the Board and has been a director since 1999. Since October 1999, Ms. Alexander has served as a Senior Advisor of UBS Warburg LLC and its predecessors (“UBSW”). Before that time, beginning in January 1992, she served as a Managing Director of UBSW, where she managed the Construction and Furnishings Group (North America) in the Corporate Finance Department. Prior to joining UBSW, Ms. Alexander was a managing director in the corporate finance department of Salomon Brothers. Ms. Alexander is past Chairman of the Board of the Joint Center for Housing Studies at Harvard University and is currently a member of that board’s Executive Committee and an Executive Fellow of the Joint Center for Housing Studies at Harvard University. Ms. Alexander also serves as a director of Harrah’s Entertainment, Inc., Homestore.com, Inc. and CRH plc.

     Juan L. Elek, 58, is a member of the Director Nominating Committee of the Board and has been a director since 1995. Mr. Elek is founder and Co-Chairman of the Mexican investment banking firm of Elek, Moreno, Valle y Asociados, where he has served since 1984. From 1978 through 1984, Mr. Elek held various positions with Banamex Financial Group, including Adjoining Managing Director and Head of International Banking.

     Timothy R. Eller, 53, was elected President and Chief Operating Officer of Centex Corporation in April 2002. He continues to hold the title of Chairman of Centex Homes where he also previously served as Chief Executive Officer. Mr. Eller joined Centex Homes’ Illinois operations in 1973 and was named Project Manager for the Illinois division in 1975. He became Vice President of the Minnesota division in 1977 and the division’s President in 1981. He was named an Executive Vice President of Centex Real Estate Corporation in 1985 and elected as the company’s President and Chief Operating Officer in January 1990. In July 1991, he was named President and Chief Executive Officer of Centex Homes and assumed his current position as Chairman of Centex Homes in April 1998. In August

1998, Mr. Eller was named Executive Vice President of Centex Corporation. Mr. Eller is the Chairman of the High Production Home Builders Council of the National Association of Home Builders and is a life trustee of the National Housing Endowment. He also serves on the Executive Committee of the Policy Advisory Board for Harvard University’s Joint Center for Housing Studies, the Advisory Board of JP Morgan Chase Dallas Region and the Board of Trustees of the Nature Conservancy of Texas. Mr. Eller has a B.S. in construction management from the University of Nebraska.

Directors Continuing in Office

     Term Expiring in 2003

     Dan W. Cook III, 67, is a member of the Compensation and Stock Option Committee of the Board and has been a director since 1993. Mr. Cook has been engaged in private investments as his principal business for more than the past five years. He was a Senior Director of Goldman, Sachs & Co. from 1999 to 2001, at which time he became a Retired Partner. From 1992 until 1999, Mr. Cook was a limited partner of The Goldman Sachs Group, L.P., and from 1977 until 1992, he was a general partner of Goldman, Sachs & Co. Mr. Cook is also a director of Brinker International, Inc. and a senior advisor to MHT Partners.

     Laurence E. Hirsch, 56, is Chairman of the Board and Chief Executive Officer of Centex and is a member of the Executive Committee of the Board. Mr. Hirsch has been a director since 1985. Mr. Hirsch has served as Chief Executive Officer of Centex since July 1988 and as Chairman of the Board since July 1991, and he served as President from March 1985 to July 1991. Mr. Hirsch is also a member of the Board of Directors of Centex Construction Products, Inc., an affiliate of Centex, and served as Chairman of that board from January 1994 through December 1997 and from July 1999 to the present. In addition, he serves as a director of Belo Corp. and Luminex Corporation, and as an advisory director of Heidelberger Zement AG.

     Charles H. Pistor, Jr., 71, is Chairman of the Compensation and Stock Option Committee of the Board and a member of the Director Nominating Committee of the Board and has been a director since 1987. Mr. Pistor was the Vice Chair and a Trustee of Southern Methodist University from October 1991 until his retirement in 1995. Mr. Pistor served as Chairman of the Board and Chief Executive Officer of NorthPark National Bank of Dallas from April 1988 to June 1990. Prior to that time, Mr. Pistor served as Vice Chairman of First RepublicBank Corporation from June 1987 and the Chairman of the Board and Chief Executive Officer of First RepublicBank Dallas, N.A. from April 1980 until his retirement in April 1988. Mr. Pistor also serves as a director of Zale Corporation.

     Thomas M. Schoewe, 49, was elected to Centex’s Board of Directors in October 2001 and is a member of the Compensation and Stock Option Committee of the Board. He is the Executive Vice President and Chief Financial Officer of Wal-Mart Stores, Inc, where he has served since January 2000, and is a director of Wal-Mart Mexico. Prior to joining Wal-Mart Stores, Mr. Schoewe spent 14 years at Black and Decker Corp., most recently as Senior Vice President and Chief Financial Officer. Previously, he had a 12-year career with Beatrice Companies, where he was Chief Financial Officer and Controller of Beatrice Consumer Durables, Inc. A native of the Chicago area, Mr. Schoewe is a graduate of Loyola University of Chicago, where he earned a BBA degree in finance. He also attended the University of Chicago’s executive MBA program and is a member of the Financial Executives Institute.

     Term Expiring in 2004

     Clint W. Murchison, III, 55, is a member of the Compensation and Stock Option Committee of the Board and has been a director since 1979. For more than the past five years, Mr. Murchison has been engaged in private real estate development and other investments as his principal business.

     Frederic M. Poses, 58, is a member of the Audit Committee of the Board and was elected to the Board of Directors in July of 2001. He has been Chairman and Chief Executive Officer of American Standard Companies Inc. since January 2000 and has served as a director of that company since October 1999. Before that time, beginning in 1998, he was President and Chief Operating Officer of Allied Signal, Inc., where he had spent his entire 30-year business career, starting as a financial analyst in 1969 and serving in various capacities, including President of the Engineered Materials business beginning in April 1988. He was also a director of AlliedSignal, Inc. from 1997 until October 1999. Mr. Poses also serves as a director of Raytheon Company.

     David W. Quinn, 60, retired as Vice Chairman of the Board and as an employee of Centex on March 31, 2002. He is continuing as a director and is a member of the Executive Committee of the Board. Mr. Quinn has been a director since 1989. Mr. Quinn was elected Vice Chairman of the Board of Centex in May 1996 and was Chief Financial Officer of Centex from February 1987 until June 1997 and from October 1997 through May 2000. Mr. Quinn served as Executive Vice President of Centex from February 1987 until his election as Vice Chairman of the Board of Centex in May 1996. Mr. Quinn is also a director of Centex Construction Products, Inc., an affiliate of Centex, and of Elcor Corporation.

     Paul T. Stoffel, 68, is a member of the Audit Committee of the Board and has been a director since 1968. For more than the past five years, Mr. Stoffel has been Chairman of Paul Stoffel Capital Corporation, which is actively engaged in both public and private investments, as his principal business. Mr. Stoffel was formerly Managing Director of PaineWebber, Inc. Investment Banking. Mr. Stoffel is also a director of Holly Corporation.

Board Meetings, Fees, Committees and Attendance Records

     During Centex’s fiscal year ended March 31, 2002 the Board held four regularly scheduled meetings. During such fiscal year each director attended all of the meetings of the Board and the Board committees on which he or she served, except for Mr. Stoffel who missed the Board meeting held on February 14, 2002 and the Audit Committee meeting held on February 13, 2002, and Mr. Poses who missed the Audit Committee meeting held on March 21 and 23, 2002.

     Board members who are not employees of Centex or any of its subsidiaries receive compensation in the amount of $110,000 per year, of which one-half must be received in the form of an option to purchase shares of Centex Common Stock. Each director may elect to receive all or a portion of the remaining $55,000 in cash or in an additional option to purchase shares of Centex Common Stock. Each non-employee Board member receives $1,500 per year for serving on a Board committee. All Board members are eligible to receive stock option grants and are reimbursed for reasonable expenses of attending meetings. See “Report of Compensation and Stock Option Committee on Executive Compensation — Long-term Compensation.”

     Mr. Seegers is paid $75,000 per year for his service as Chairman of the Executive Committee of the Board and will receive a prorated portion of this amount and the other director compensation described above through the date of his retirement in July 2002. As a former executive officer of Centex, he will continue to be eligible for and receive certain fringe benefits available to executives of Centex through the date of his retirement.

     Audit Committee

     The Board has an Audit Committee, composed of three directors who are not employees of Centex or any of its subsidiaries and are independent directors as defined by applicable New York Stock Exchange listing standards. In accordance with the Audit Committee Charter adopted by the Board in fiscal year 2001, the Audit Committee reviews the functions of Centex’s management and independent auditors pertaining to Centex’s financial statements and performs such other duties and functions as are deemed appropriate by the Board. During the last fiscal year, the Audit Committee met five times. All of the members attended all five meetings, except for Mr. Stoffel who missed the Audit Committee meeting held on February 13, 2002, and Mr. Poses who missed the Audit Committee meeting on March 21 and 23, 2002. Audit Committee members are paid a fee of $1,500 per year.

     The following are the key responsibilities of the Audit Committee:

•	recommending the appointment of independent auditors to the Board;

•	reviewing the scope of the independent auditors’ examination and the scope of activities of the internal audit department;

•	reviewing Centex’s basic systems of internal controls regarding auditing, accounting and legal compliance;

•	reviewing Centex’s audited financial statements and interim financial statements;

•	preparing a report for inclusion in Centex’s proxy statement regarding review of audited financial statements for the last fiscal year which includes a statement on whether it recommended that the Board include those financial statements in the Annual Report on Form 10-K (the Audit Committee’s report for fiscal year 2002 is reproduced below);

•	reviewing the duties and compensation of the independent auditors and the effect of any such compensation on the auditors’ independence, including a review of management consulting services provided by the independent auditors; and

•	reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

     The Audit Committee also reviews Centex’s corporate compliance program. The Audit Committee meets separately with the independent auditors and with members of the internal audit staff, outside the presence of Centex’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

Report of Audit Committee

To the Board of Directors of Centex Corporation:

     We have reviewed and discussed with management Centex Corporation’s audited financial statements as of and for the year ended March 31, 2002.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Centex Corporation and its affiliates is compatible with the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Centex Corporation’s Annual Report on Form 10-K for the year ended March 31, 2002.

Audit Committee of the Centex Corporation Board of Directors

Barbara T. Alexander, Chairman
Frederic M. Poses
Paul T. Stoffel
June 11, 2002

     Director Nominating Committee

     The Board has a Director Nominating Committee, composed of three directors who are not employees of Centex or any of its subsidiaries and are independent directors as defined by applicable New York Stock Exchange listing standards, that is responsible for nominating individuals for consideration as directors of Centex. The Director Nominating Committee will consider nominees recommended by Centex Stockholders in a letter addressed to the Secretary at the executive offices of Centex in Dallas, Texas and setting forth: (i) the name and address of such stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that such stockholder is a holder of record of stock of Centex entitled to vote at the annual meeting of stockholders and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the letter; (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”) had each nominee been nominated by the Board; and (v) the consent of each nominee to serve as a director of Centex if so elected. Any such letter must be received by Centex not later than April 18, 2003, for consideration at the 2003 annual meeting. During the last fiscal year, the Director Nominating Committee held one meeting that was attended by all members. Each member of the Director Nominating Committee who is not an employee of Centex or any of its subsidiaries receives a fee of $1,500 per year for serving on the committee.

     Compensation and Stock Option Committee

     The Compensation and Stock Option Committee (the “Compensation Committee”) is composed of directors who are “non-employee directors” as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are independent directors as defined by applicable New York Stock Exchange listing standards. The Compensation Committee recommends to the Board the base salaries and incentive bonuses of the executive officers of Centex and administers the Centex Corporation Amended and Restated 1987 Stock Option Plan (the “1987 Plan”), the Fourth Amended and Restated 1998 Centex Corporation Employee Non-qualified Stock Option Plan (the “1998 Plan”), the Centex Corporation 2001 Stock Plan (the “2001 Plan”), the Centex Corporation Annual Incentive Compensation Plan (the “Incentive Compensation Plan”) and the Centex Corporation Long Term Incentive Compensation Plan (the “LTIP”) adopted and effective as of October 2001. The Compensation Committee is authorized to grant options to acquire Centex Common Stock under the 1998 Plan and the 2001 Plan. Stock option grants under the 1998 Plan are not available to any person who is an officer or director of Centex, any “officer” of Centex as defined by Rule 16a-1(f) promulgated under the Exchange Act, or any “covered employee” of Centex as defined by Section 162(m)(3) of the Internal Revenue Code (the “Code”); however, grants to such persons are authorized under the 2001 Plan. As of May 19, 2001, no new option grants or awards of restricted stock could be made under the 1987 Plan. During the last fiscal year, the Compensation Committee held three meetings that were attended by all members, except for Mr. Cook who missed the Compensation Committee meeting on February 13, 2002. In addition, the Compensation Committee acted by unanimous written consent in lieu of meeting seven times during fiscal year 2002. Compensation Committee members are paid a fee of $1,500 per year.

EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years (or such shorter period of time during which such person was an officer) awarded to or earned by the Chief Executive Officer of Centex and the next four most highly compensated executive officers of Centex at the end of fiscal 2002.

Summary Compensation Table

					Long-Term
					Compensation

		Annual Compensation			Awards

					Restricted		Securities
Name and	Fiscal				Stock		Underlying		All Other
Principal Position	Year	Salary($)	Bonus($)(1)		Award(s)($)(2)		Options/SARs (#)		Compensation($)(3)

Laurence E. Hirsch	2002	$850,000	$4,100,000		$1,000,440		216,000	(5)	$83,100
Chairman of the Board	2001	800,000	2,400,000	(4)	984,000		216,000		78,083
and Chief Executive Officer	2000	725,000	2,100,000		—		216,000		70,567

David W. Quinn,(6)	2002	$715,000	$5,833,000	(7)	—		—		$69,995
Vice Chairman of the	2001	675,000	4,380,000	(8)	787,200		—		65,563
Board	2000	600,000	1,800,000		—		168,000		58,672

Leldon E. Echols,(9)	2002	$475,000	$1,187,500		—		75,000	(5)	$46,389
Executive Vice President	2001	375,000	900,000		—		150,000		26,250
and Chief Financial Officer

Timothy R. Eller,	2002	$675,000	$4,460,234		819,000	(10)	182,000	(5)	$66,334
Executive Vice President	2001	625,000	3,124,000		984,000		183,300		59,442
	2000	500,000	2,000,000		—		155,000		48,050

Raymond G. Smerge,	2002	$360,000	$900,000		—		72,000	(5)	$35,458
Executive Vice President,	2001	342,000	700,000		—		72,000		33,891
Chief Legal Officer and Secretary	2000	325,000	650,000		—		72,000		31,725

(1)	Cash bonuses for services rendered in fiscal years 2002, 2001 and 2000 have been listed in the year earned but are paid during the following fiscal year, except as otherwise noted.

(2)	Awards of restricted stock have been listed in the year earned but are granted in the following fiscal year. The value shown is the number of restricted shares times the closing price for shares of Centex Common Stock on the New York Stock Exchange on the date of award. As of April 1, 2002, the total number and value of restricted shares held by these executives was: Mr. Hirsch — 44,850 shares ($2,260,440); Mr. Quinn — 20,000 shares ($1,008,000); and Mr. Eller — 25,000 shares ($1,260,000). The values given do not reflect the fact that the shares are restricted. The recipients are entitled to receive dividends on these shares and have the right to vote the shares, but cannot sell the shares during the restricted period.

(3)	The compensation reported represents Centex contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan and contributions to the account of the recipient pursuant to the Centex Corporation Amended and Restated Supplemental Executive Retirement Plan (the “SERP”), an unfunded, non-qualified plan for certain executives of Centex. See “Report of Compensation and Stock

Option Committee on Executive Compensation.” All of such amounts are fully vested in the recipient unless otherwise noted. The compensation for the named executive officers for fiscal years 2002, 2001 and 2000, respectively, includes contributions accrued pursuant to the Profit Sharing Plan in the following amounts: Mr. Hirsch — $16,975, $16,958 and $15,942; Mr. Quinn — $16,955, $16,938 and $15,922; Mr. Echols (20% vested) — $16,826, $0 and $0; Mr. Eller — $17,084, $17,067 and $16,050; and Mr. Smerge — $17,133, $17,116 and $16,100. The compensation for the named executive officers for fiscal years 2002, 2001 and 2000, respectively, also includes contributions accrued pursuant to the SERP in the following amounts: Mr. Hirsch — $66,125, $61,125 and $54,625; Mr. Quinn — $53,000, $48,625 and $42,750; Mr. Echols (20% vested) — $29,563, $26,250 and $0; Mr. Eller — $49,250, $42,375 and $32,000; and Mr. Smerge — $18,325, $16,775 and $15,625.

(4)	This cash bonus could have been $3,400,000, but Centex and Mr. Hirsch agreed instead for Centex to endow a scholarship fund for children of Centex employees (other than highly compensated employees) in the amount of $1,000,000.

(5)	Options were granted effective April 1, 2002, but are included for fiscal year 2002 because the grants related to performance goals achieved during fiscal year 2002.

(6)	Mr. Quinn retired as Vice Chairman of the Board and as an employee of Centex on March 31, 2002.

(7)	Amount includes a deferred cash bonus of $3,575,000 and a deferred $2,268,000 payment in lieu of a grant of options for fiscal year 2002, calculated on the basis of $13.50 for each of the 168,000 shares of Centex common stock that Mr. Quinn would otherwise have been granted an option to acquire. Payment of this amount was deferred until no later than April 1, 2009, during which time interest will accrue at the rate of 7% per annum. Mr. Quinn may elect during any calendar year, beginning in the 2002 calendar year, to receive a distribution of all or a portion of this amount beginning in the calendar year following the calendar year in which such election is made. All amounts owing by Centex to Mr. Quinn pursuant to this deferral arrangement represent general, unsecured and unfunded obligations of Centex.

(8)	Amount includes a cash bonus of $2,700,000 and a $1,680,000 deferred payment in lieu of a grant of options for fiscal year 2001, calculated on the basis of $10 for each of the 168,000 shares of Centex common stock that Mr. Quinn would otherwise have been granted an option to acquire. Payment of this amount was deferred until April 15, 2002, during which time interest accrued at the rate of 7% per annum. On April 15, 2002, Centex commenced making monthly principal and interest payments at the rate of 7% per annum in an amount sufficient to amortize the outstanding balance of the deferred amount and all interest accrued thereon over a period of five years. All amounts owing by Centex to Mr. Quinn pursuant to this deferral arrangement represent general, unsecured and unfunded obligations of Centex.

(9)	Mr. Echols was employed by Centex during fiscal year 2001, starting his employment as of June 1, 2000.

(10)	This amount represents an award of 16,250 units under the LTIP. The value shown is the number of LTIP units times the closing price for shares of Centex Common Stock on the New York Stock Exchange on the date of award. Each LTIP unit represents the right to receive one share of Centex Common Stock at the time the award is paid. The award shown vests 25% on the date of grant and 25% on each anniversary of the date of grant so that it is fully vested on the third anniversary of the date of grant, and is payable on the seventh anniversary of the date of grant.

Option/SAR Grants in Last Fiscal Year(1)

					Potential Realizable Value
					at Assumed
					Annual Rates of Stock
					Price Appreciation for
Individual Grants(2)					Option Term

	Number of
	Securities	% of Total
	Underlying	Options/SARs	Exercise
	Options/SARs	Granted to Employees	Price	Expiration
Name	Granted(#)	in Fiscal Year	($/Sh)(3)	Date	5%($)	10%($)

Laurence E. Hirsch	216,000	12.6%	$50.40	4/1/09	$4,431,858	$10,328,114
David W. Quinn(4)	—	—	—	—	—	—
Leldon E. Echols	75,000	4.4	$50.40	4/1/09	1,538,840	3,586,151
Timothy R. Eller	182,000	10.7	$50.40	4/1/09	3,734,251	8,702,392
Raymond G. Smerge	72,000	4.2	$50.40	4/1/09	1,477,286	3,442,705

(1)	Amounts set forth in the table reflect the number and value of shares and options only. Centex has not issued any stock appreciation rights (“SARs”).

(2)	These options were granted effective April 1, 2002 but are included for fiscal year 2002 because the grants related to performance goals achieved during fiscal year 2002. Accordingly, information regarding options granted effective April 3, 2001 relating to performance goals achieved for fiscal year 2001 (which were disclosed in Centex’s 2001 proxy statement under “Option/SAR Grants in Last Fiscal Year”) is not included.

(3)	These options were granted under the 2001 Plan at $50.40 per share, the fair market value on the date of grant. The exercise price is equal to the closing trading price of Centex common stock on April 1, 2002. These options are exercisable 25% on the date of the grant and 25% on the first three anniversary dates of the grant.

(4)	Mr. Quinn retired as Vice Chairman of the Board and as an employee of Centex on March 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values(1)

				Number of Securities
				Underlying Unexercised			Value of Unexercised
				Options/SARs			In-the-Money Options/SARs
				at Fiscal Year-End(#)(2)			at Fiscal Year-End($)(3)

	Shares
	Acquired on	Value
Name	Exercise(#)	Realized($)		Exercisable		Unexercisable	Exercisable(4)	Unexercisable(5)

Laurence E. Hirsch	—	—		893,700	(6)	399,600	$18,636,451	$4,720,572
David W. Quinn	404,300	$9,861,264	(7)	185,200		100,800	3,040,679	2,422,896
Leldon E. Echols	—	—		71,250		153,750	881,863	2,249,513
Timothy R. Eller	—	—		578,150		322,150	10,065,041	3,555,926
Raymond G. Smerge	51,600	1,170,422	(8)	171,600		133,200	2,831,430	1,573,524

(1)	Amounts set forth in the table reflect the number and value of shares and options only. Centex has not issued any SARs.

(2)	Includes options that were granted effective April 1, 2002 based upon the achievement of performance goals for fiscal year 2002. See “Option/SAR Grants in Last Fiscal Year.”

(3)	Represents the difference between the closing price of Centex Common Stock on March 28, 2002 of $51.93 per share and the exercise price of such options, and includes, if applicable, cash bonuses payable in connection with the exercise of such options at the time of exercise as described in footnotes (4) and (5) below.

(4)	Amounts include the following cash bonuses payable in connection with the exercise of certain stock options at the time of exercise: Mr. Hirsch — $1,428,149; Mr. Quinn — $477,869; Mr. Eller — $993,600; and Mr. Smerge — $561,468.

(5)	Amounts include the following cash bonuses payable in connection with the exercise of certain stock options at the time of exercise: Mr. Hirsch — $893,797; and Mr. Eller — $646,000.

(6)	Does not include 400,000 shares of Centex Common Stock issuable to Mr. Hirsch upon conversion of a Centex debenture in the principal amount of $2,100,000. See “Certain Transactions.”

(7)	Amount includes an aggregate of $613,932 in cash bonuses paid to Mr. Quinn upon the exercise of certain stock options.

(8)	Amount includes an aggregate of $183,633 in cash bonuses paid to Mr. Smerge upon the exercise of certain stock options.

Compensation and Stock Option Committee Interlocks and Insider Participation in Compensation Decisions

     None of Centex’s directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

Report of Compensation and Stock Option Committee on Executive Compensation

     The Compensation Committee provides advice and recommendations to the Board concerning the salaries and bonuses of the executive officers of Centex. The Board approves those salaries and bonuses. The Compensation Committee also administers Centex’s stock option plans, incentive compensation plan and the LTIP, and is authorized under such plans to grant options to directors, officers and other key employees of Centex and its subsidiaries, to grant incentive compensation awards to executive officers of Centex, to make awards of restricted stock to directors, officers and other key employees of Centex and to award LTIP units to selected employees of Centex and certain of its subsidiaries, partnerships and affiliates. The Compensation Committee is comprised of three independent, non-employee directors. This report describes the policies and principles that shape the structure of Centex’s executive compensation program.

     Centex’s executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

     To achieve its compensation objectives, Centex has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary, (ii) annual bonus and (iii) long-term incentive compensation in the form of stock options and, in some cases, performance-based bonuses, awards of restricted stock and LTIP units. In addition, the executive officers of Centex are eligible to receive other benefits, such as medical benefits and Profit Sharing Plan contributions, that are generally available to employees of Centex and contributions under Centex’s SERP that are accrued for the named executive officers and certain other Centex executives.

     In structuring the specific components of executive compensation, Centex is guided by the following principles:

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies that engage in one or more of the principal businesses in which Centex engages;

•	bonus payments should vary with the individual’s performance and Centex’s financial performance; and

•	a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Centex’s strategic objectives.

     Base Salary

     The Compensation Committee is responsible for recommending the base salary levels for the named executive officers. In developing salary amounts for fiscal year 2002, the Compensation Committee reviewed the salaries for similar positions in similarly-sized companies that engage in one or more of the principal businesses of Centex: homebuilding, mortgage banking, contracting and construction services, and building materials. Included within the survey were those companies (other than Centex) that comprise the S&P Home Building Index in the “Performance

Graph” below. The Compensation Committee confirmed that the base salaries of the named executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the Compensation Committee also considers the executive’s experience level and potential for significant contributions to Centex’s profitability.

     Incentive Bonus

     The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executive officers at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. In particular, the Compensation Committee weighs heavily certain financial measurements that are directly related to stockholder returns such as net earnings, earnings growth and return on equity. The Compensation Committee also considers the contribution of each individual executive officer to Centex’s performance and to its strategic position. Mr. Eller’s bonus for fiscal year 2002 was tied directly to Centex Homes’ operating margin, return on average net assets and customer satisfaction.

     Long-term Compensation

     A key component of Centex’s long-term compensation program is the grant of stock options. The existing stock option program of Centex, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include each named executive officer of Centex, to focus on maximizing Centex’s return to stockholders and to plan and prepare properly for Centex’s future. Under this program, options are to be granted to participants if in the preceding fiscal year Centex achieved specified objective performance goals and the individual participant achieved specified subjective performance goals. Each individual participant is allocated a potential number of shares, a percentage of which may be granted if the objective and subjective performance goals are met. Under the program, the objective portion constitutes at least 75% of each participant’s potential award (the “Potential Objective Award”) and is based upon Centex’s return on beginning stockholders’ equity. Options are granted under the objective portion of the program only if Centex’s return on beginning stockholders’ equity is at least 13%. The Potential Objective Award ranges from 35% of a participant’s Potential Objective Award (if Centex’s return on beginning stockholders’ equity was 13%) to 120% of a participant’s Potential Objective Award (if Centex’s return on beginning stockholders’ equity equals or exceeds 18%). Once granted, options vest 25% on the date of grant and 25% on each of the first three anniversary dates of the grant. The maximum potential annual option award (at 120%) for each named executive officer is as follows: Mr. Hirsch — 228,000 shares; Mr. Eller — 216,000 shares; Mr. Echols — 90,000 shares; and Mr. Smerge — 72,000 shares. In fiscal year 2002, Mr. Eller participated in the Centex Homes incentive program, which is similar in structure, but which bases option grants upon the achievement of margin, return on net assets and customer satisfaction goals. In connection with Mr. Eller’s appointment as President and Chief Operating Officer of Centex on April 1, 2002, the Compensation Committee agreed that Mr. Eller’s incentive compensation under the Centex program in fiscal years 2003 and 2004 will be at least equal to what he would have received under the Centex Homes program had he participated in that program for those years. For information regarding the grant of options based upon Centex’s fiscal year 2002 performance, see the “Option/SAR Grants in Last Fiscal Year” table above. Since fiscal year 1992, all of the stock options granted by the Compensation Committee to named executive officers of Centex have been granted under performance programs, except for the stock option granted to Mr. Echols in June 2000.

     In prior fiscal years Centex has also granted bonuses based upon the previous fiscal year’s performance to certain of its officers and key employees. The last fiscal year for which such bonuses were granted was fiscal year 1998. Generally, these bonuses are stated in per share amounts, vest similarly to the shares covered by the options granted in the same fiscal year and are disclosed with respect to each named executive officer in the footnotes to the “Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values” table above. The vested amounts of most performance-based bonuses are payable at such time and to the extent that a recipient exercises an option that was granted based upon the achievement of performance goals. Centex did not grant any such performance bonuses for fiscal years 2002, 2001 or 2000.

     In fiscal year 2002, the Board approved the LTIP for certain employees of Centex and its subsidiaries, partnerships and affiliates. Pursuant to the LTIP, participants may receive awards of LTIP units representing the right to receive shares of Centex Common Stock at the time the award is paid. Generally, awards vest 25% each year, so that they are fully vested on the third anniversary of the date of grant, and are payable on the seventh anniversary of the date of grant.

     In fiscal year 1995, the Board approved the SERP for certain employees participating in the Profit Sharing Plan. Pursuant to the Code, the Internal Revenue Service sets a limit (currently $200,000) on the amount of annual compensation that may be considered in determining, for the account of an eligible participant, Centex’s contribution to the Profit Sharing Plan. The SERP was established to eliminate the adverse treatment that higher- salaried employees receive under such rule by funding balances for each participant in an amount equal to the additional contribution that he or she would have received under the Profit Sharing Plan had 100% of his or her annual salary been eligible for a profit sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the Profit Sharing Plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients’ accounts under either the Profit Sharing Plan or the SERP.

     CEO Compensation

     The Chief Executive Officer of Centex participates in the same compensation programs as the other executive officers with each component of his compensation determined by the Compensation Committee according to the same criteria. The base salary and bonus of the Chief Executive Officer in effect for fiscal year 2002 were higher than fiscal year 2001, reflecting record net earnings, which increased by 36% over fiscal year 2001, a return on beginning stockholders’ equity of 22.3%, a debt-to-capital ratio of 41%, and his leadership in developing Centex’s strategic and long-term planning.

Compensation and Stock Option Committee

Charles H. Pistor, Jr., Chairman
Dan W. Cook III
Clint W. Murchison, III
Thomas M. Schoewe

Performance Graph

     The following graph compares the yearly change in the cumulative total stockholder return on Centex Common Stock during the five fiscal years ended March 31, 2002 with the S&P 500 Index and the S&P Home Building Index. The comparison assumes $100 was invested on March 31, 1997 in Centex Common Stock and in each of the foregoing indices, and assumes reinvestment of dividends.

	1997	1998	1999	2000	2001	2002

Centex Corporation	$100	$217	$191	$137	$241	$302
S & P 500 Index	100	148	175	207	182	162
S &P HB Index	100	203	158	128	223	280

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires Centex directors and executive officers, and persons who beneficially own more than 10% of a registered class of Centex’s equity securities, to file initial reports of ownership, reports of changes in ownership, and annual reports of ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish Centex with copies of all Section 16(a) forms that they file with the SEC.

     Based solely on its review of the copies of such forms received by it with respect to fiscal year 2002, or written representations from certain reporting persons, Centex believes that its directors and executive officers, and persons who beneficially own more than 10% of a registered class of Centex’s equity securities have complied with all filing requirements required by Section 16(a) for fiscal year 2002 applicable to such persons.

CERTAIN TRANSACTIONS

     In 1991, the Board approved executive employment agreements with Messrs. Hirsch and Quinn. Each of these agreements provides for a term that at all times has a remainder of two years, for discretionary bonuses and certain other fringe benefits, for the payment of two years’ base salary from the date of termination if the executive’s employment is terminated for any reason other than cause and, if the executive voluntarily resigns within two years after the occurrence of a change in control of Centex, for the payment of two years’ base salary plus average bonuses from the date of termination. Mr. Hirsch’s agreement further provides for a minimum annual base salary of $850,000 commencing April 1, 2002.

     Mr. Quinn retired as Vice Chairman of the Board on March 31, 2002, and his employment agreement ended. In connection with his retirement, Centex entered into a consulting agreement with Mr. Quinn pursuant to which he will provide Centex with consulting services related to acquisitions and dispositions, strategic, financial and structural planning and certain pending litigation. The agreement provides for annual compensation of $400,000 commencing April 1, 2002 and continuing for the first 24 months of the five-year term of the agreement. Mr. Quinn will continue as a director of Centex until the end of his current term in 2004, at which time he will be eligible for re-election, and will receive standard directors’ fees for his services as a director.

     Centex also entered into an executive employment agreement with Mr. Echols upon the commencement of his employment as of June 1, 2000. The terms of this agreement are generally comparable to the agreement between Centex and Mr. Hirsch. The agreement provides for a minimum annual base salary of $475,000 commencing April 1, 2002.

     In May 1985 Centex approved the issuance and sale to Mr. Hirsch of a Centex debenture in the principal amount of $2,100,000. The debenture was to mature in March 1995. During that month, Centex and Mr. Hirsch amended the terms of the debenture to extend its maturity date from March 1995 to March 2000. During May 1999, Centex and Mr. Hirsch amended the terms of the debenture to extend its maturity date from March 2000 to March 2010. The debenture bears interest at a fluctuating rate equal to the lesser of the rate of interest on the bank loan described below or the highest lawful rate that Centex may pay. The debenture is subordinated to all senior debt of Centex and is convertible into 400,000 shares of Centex Common Stock at a price of $5.25 per share (the closing price of a share of Centex Common Stock on the New York Stock Exchange on May 6, 1985, as adjusted for the two-for-one stock splits of Centex Common Stock effected in August 1992 and March 1998). Centex guaranteed a bank loan made to Mr. Hirsch in an amount necessary to purchase the debenture. The loan term is five years, but is expected to be renewed on the same or substantially similar terms if, in March 2005, the debenture remains outstanding. The note evidencing Mr. Hirsch’s indebtedness made under this bank loan permits Mr. Hirsch to elect an interest rate from time to time equal to either the prime rate of Bank of America, N.A. or the London Interbank Offered Rate plus 1.5%.

     In fiscal 2002, Mr. Smerge had a construction loan outstanding with CTX Mortgage Company, LLC, a wholly-owned indirect subsidiary of Centex, to finance the construction of a home. The largest aggregate amount of this indebtedness outstanding at any time during fiscal 2002 was $504,000. As of June 17, 2002, the loan had been paid down and converted to a permanent financing in the principal amount of $400,000. The permanent loan to Mr. Smerge bears interest at 61/2 % and is secured by the home. The loan was made in the ordinary course of business, was made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectability or present other unfavorable terms.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     On March 23, 2002 the Audit Committee approved the engagement of Ernst & Young LLP (“Ernst & Young”) as Centex’s independent auditors for the fiscal year ending March 31, 2002, to replace Arthur Andersen LLP (“Arthur Andersen”), who were dismissed as auditors effective as of that date. This action followed the Audit Committee’s decision to seek proposals from independent accountants to audit Centex’s financial statements.

     In addition to retaining Ernst & Young to audit Centex’s consolidated financial statements for fiscal year 2002, Centex and its affiliates retained Ernst & Young to provide various consulting and other services in fiscal year 2002 and expect to continue to do so in the future. The aggregate fees for the various professional services by Ernst & Young in fiscal year 2002 were:

•	Audit Fees: $1,075,000;

•	Financial Information Systems Design and Implementation Fees: None; and

•	All Other Fees: $150,000, which includes fees for auditing previous year’s financial statements.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Centex Stockholders.

     Arthur Andersen’s audit reports on Centex’s financial statements as of and for fiscal years ended March 31, 2000 and 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During Centex’s fiscal years ended March 31, 2000 and 2001, respectively, and the subsequent interim period through March 23, 2002:

(i)	there were no disagreements between Centex and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports;

(ii)	none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

(iii)	Centex did not consult with Ernst & Young regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     Arthur Andersen provided a letter, which Centex has filed with the SEC, agreeing with the foregoing statements.

STOCKHOLDER PROPOSALS

     Centex’s 2003 annual meeting of stockholders is scheduled to be held on July 17, 2003. In order to be considered for inclusion in Centex’s proxy material for that meeting, stockholder proposals must be received at Centex’s executive offices, addressed to the attention of the Secretary, not later than February 21, 2003.

     For any proposal that is not submitted for inclusion in Centex’s proxy material for the 2003 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Centex’s management to exercise discretionary voting authority under proxies it solicits unless Centex is notified about the proposal on or before May 7, 2003 and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Centex’s Amended and Restated By-laws further provide that, to be considered at the 2003 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the executive offices of Centex no later than April 18, 2003, and must contain the information specified by and otherwise comply with Centex’s Amended and Restated By-laws. Any stockholder wishing to receive a copy of Centex’s Amended and Restated By-laws should direct a written request to the Secretary at Centex’s principal executive offices.

ELECTRONIC DELIVERY OF FUTURE ANNUAL REPORTS AND PROXY STATEMENTS

     If you wish to receive future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option of electing electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing proxy materials and annual reports to you beginning next year and send you an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report.

FORM 10-K

     Stockholders entitled to vote at the Annual Meeting may obtain a copy of Centex’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Centex Corporation, Attention: Raymond G. Smerge, Secretary, 2728 N. Harwood, Dallas, Texas 75201, (214) 981-5000.

By Order of the Board of Directors

RAYMOND G. SMERGE Executive Vice President, Chief Legal Officer and Secretary

Dallas, Texas
June 21, 2002

3333 HOLDING CORPORATION

2728 N. Harwood
Dallas, Texas 75201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 18, 2002

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of 3333 Holding Corporation, a Nevada corporation (“Holding”), will be held in the auditorium of the Dallas Museum of Art, 1717 N. Harwood, in the City of Dallas, Texas on Thursday, July 18, 2002 at 9:00 a.m. (C.D.T.) for the following purposes:

(1)	To elect four directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

(2)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of Holding has fixed the close of business on June 6, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you can be sure your beneficial interest in the Holding shares is represented at the meeting by promptly voting and submitting your Holding proxy by telephone, over the Internet or by completing, signing, dating and returning the accompanying form of Holding proxy in the enclosed envelope. Your Holding proxy will be returned to you if you choose to attend the meeting and request such return.

By Order of the Board of Directors

RAYMOND G. SMERGE Secretary

Dallas, Texas
June 21, 2002

     Proxies are being solicited separately by the Boards of Directors of 3333 Holding Corporation and Centex Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

3333 HOLDING CORPORATION

PROXY STATEMENT

Annual Meeting of Stockholders
To Be Held July 18, 2002

INTRODUCTION

     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of 3333 Holding Corporation, a Nevada corporation (“Holding”), for use at the Annual Meeting of Stockholders of Holding to be held on July 18, 2002, and at any adjournment thereof (the “Annual Meeting”). The mailing address of the executive offices of Holding is 2728 N. Harwood, Dallas, Texas 75201. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders was on or about June 21, 2002.

Purposes of the Annual Meeting

     At the Annual Meeting, action will be taken upon the following matters:

(1)	Election of a board of four directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

(2)	Such other business as may properly come before the Annual Meeting.

     The Board of Directors of Holding (the “Board” or the “Board of Directors”) does not know of any matter that may be acted upon at the Annual Meeting other than the matter set forth in item (1) above.

Recommendation of the Board of Directors

     The Board of Directors of Holding recommends a vote FOR the election of the four nominees for director of Holding named in the accompanying Holding proxy.

TANDEM SECURITIES

     On November 30, 1987, Centex Corporation, a Nevada corporation (“Centex”), distributed as a dividend to its stockholders, through a nominee (the “Nominee”), all of the 1,000 issued and outstanding shares of common stock, par value $.01 per share, of Holding (“Holding Common Stock”), and 900 of the issued and outstanding warrants (the “Stockholder Warrants”) to purchase Class B Units of limited partnership interest in Centex Development Company, L.P., a Delaware limited partnership (the “Partnership”). 3333 Development Corporation, a Nevada corporation (“Development”) and a wholly-owned subsidiary of Holding, is the general partner of the Partnership.

     The Nominee holds the shares of Holding Common Stock and the Stockholder Warrants on behalf of and for the benefit of persons who are from time to time the holders of the common stock, par value $.25 per share (“Centex Common Stock”), of Centex (“Centex Stockholders”). Each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock and the Stockholder Warrants that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. This beneficial interest of the Holding stockholders is not represented by a separate certificate or receipt. Instead, each Centex Stockholder’s beneficial interest in such pro rata portion of the shares of Holding Common Stock and the Stockholder Warrants is represented by the certificate or certificates evidencing such Centex Stockholder’s Centex Common Stock, and is currently tradable only in tandem with, and as a part of, each such

Centex Stockholder’s Centex Common Stock. These restrictions on transfer are imposed by the terms of a nominee agreement (the “Nominee Agreement”) by and among Centex, Holding, the Partnership and the Nominee. Centex Common Stock certificates issued after the date of the Nominee Agreement bear a legend referring to the restrictions on transfer imposed thereby.

     Proxies are being solicited separately by the Boards of Directors of 3333 Holding Corporation and Centex Corporation. To ensure representation of your shares at the annual meetings of BOTH companies, you must vote and submit BOTH proxies by telephone, over the Internet or by mail in the manner described in the accompanying proxies.

RECORD DATE AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on June 6, 2002. At the close of business on the record date, the issued and outstanding capital stock of Holding entitled to vote at the Annual Meeting consisted of 1,000 shares of Holding Common Stock. See “Tandem Securities.”

     Each share of Holding Common Stock is entitled to one vote upon the election of directors and each other matter that may be properly brought before the Annual Meeting. Neither the Articles of Incorporation, as amended, nor the Amended and Restated By-laws of Holding provide for cumulative voting rights. The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Holding Common Stock is necessary to constitute a quorum. Abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

     Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the Annual Meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted FOR the election of the four nominees for director named in the proxy. The Board does not intend to present, and has no information that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders of Holding. However, if other matters requiring the vote of stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying form of Holding proxy to vote the proxies held by them in accordance with their best judgment in such matters.

     Each stockholder of Holding can vote their beneficial interest in the Holding Common Stock at the Annual Meeting by voting and submitting the accompanying Holding proxy by telephone, over the Internet, or by completing, signing, dating and returning the Holding proxy in the enclosed envelope. Any stockholder of Holding has the unconditional right to revoke his, her or its Holding proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the Annual Meeting and voting in person or by written notice to Holding addressed to Raymond G. Smerge, Secretary, 3333 Holding Corporation, 2728 N. Harwood, Dallas, Texas 75201. No such revocation will be effective, however, until received by Holding at or prior to the Annual Meeting.

     Centex will bear the cost of soliciting proxies for its annual meeting of stockholders, and no additional cost will be incurred by Holding in connection with the solicitation of proxies for the Annual Meeting because the beneficial interest of each Holding stockholder in the Holding Common Stock and the Stockholder Warrants is represented by the certificate or certificates evidencing such stockholder’s shares of Centex Common Stock and is currently tradable only in tandem with, and as a part of, such shares of Centex Common Stock. See “Tandem Securities.” Solicitation may be made by mail, personal interview, telephone or other electronic means by officers and other employees of Holding or its affiliates or by officers and other employees of Centex, who will receive no additional compensation therefor. To aid in the solicitation of proxies, Centex has retained the firm of Georgeson Shareholder Communications Inc., which will receive a fee of approximately $8,500, plus out-of-pocket expenses. Centex will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Management

     The following table sets forth certain information as of June 6, 2002 with respect to the beneficial ownership of a beneficial interest in shares of Holding Common Stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Holding and its subsidiary as a group (6 persons). Except as otherwise indicated, the beneficial interest in shares of Holding Common Stock is owned directly, and the owner thereof has the sole voting and investment power with respect thereto.

	Holding Common Stock(1)

	Number of Shares	Percent
Name of Beneficial Owner	Beneficially Owned(2)	of Class

Richard C. Decker	0.288	*
Josiah O. Low, III	0.065	*
Todd D. Newman	0.020	*
David M. Sherer	—	*
Stephen M. Weinberg	0.150	*
Roger O. West	—	*
All directors, director nominees and executive officers of Holding and its subsidiary as a group (6 persons)	0.524	*

*	Less than 1%.

(1)	Record title to the Holding Common Stock is held by the Nominee for the benefit of Centex Stockholders pursuant to the Nominee Agreement, and each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. See “Tandem Securities.” The Nominee has no power to vote (absent instruction) or to direct the investment of the Holding Common Stock. The number of shares of Holding Common Stock listed as beneficially owned represents the proportionate undivided beneficial interest in the 1,000 issued and outstanding shares of Holding Common Stock held by the named individuals in their capacity as Centex Stockholders.

(2)	Shares of Centex Common Stock (and a beneficial interest in shares of Holding Common Stock) covered by stock options that are outstanding under the Centex Corporation Amended and Restated 1987 Stock Option Plan, the Fourth Amended and Restated 1998 Centex Corporation Employee Non-qualified Stock Option Plan (the “1998 Plan”) and the Centex Corporation 2001 Stock Plan, and exercisable on June 6, 2002 or within 60 days thereafter are included as “beneficially owned” pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Amounts include the following shares of Centex Common Stock (and a beneficial interest in the following shares of Holding Common Stock) that may be acquired upon exercise of such stock options: Mr. Decker — 17,750 shares (approximately 0.288 shares of Holding Common Stock); Mr. Newman — 1,250 shares (approximately 0.02 shares of Holding Common Stock); Mr. Weinberg — 7,500 shares (approximately 0.122 shares of Holding Common Stock); and all directors, director nominees and executive officers of Holding and its subsidiary as a group (6 persons) — 26,500 shares (approximately 0.430 shares of Holding Common Stock). In addition, amounts include the following shares of Centex Common Stock (and a beneficial interest in the following shares of Holding Common Stock) that are deemed to be beneficially owned as of June 6, 2002 pursuant to the Centex

Common Stock Fund of the Amended and Restated Profit Sharing and Retirement Plan of Centex Corporation (the “Profit Sharing Plan”), a defined contribution plan, as follows: Mr. Weinberg — 1,756 shares (approximately 0.029 shares of Holding Common Stock); and all directors, director nominees and executive officers of Holding and its subsidiary as a group (6 persons) — 1,756 shares (approximately 0.029 shares of Holding Common Stock).

Certain Beneficial Owners

     The following table sets forth information as of June 6, 2002 with respect to the holders of a beneficial interest in shares of Holding Common Stock who are known to Holding to be beneficial owners of more than five percent of the shares of Holding Common Stock outstanding.

		Holding Common Stock(1)

		Number of Shares
Name and Address of Beneficial Owner		Beneficially Owned	Percent of Class

Centex Corporation(2)		100	9.09%
2728 N. Harwood Dallas, Texas 75201	****

FMR Corp(3)		123	12.3%
82 Devonshire Street Boston, MA 02109

Greenhaven Associates, Inc.(4)		65	6.5%
Three Manhattanville Road Purchase, New York 10577

(1)	Record title to the Holding Common Stock is held by the Nominee for the benefit of Centex Stockholders pursuant to the Nominee Agreement, and each Centex Stockholder owns a beneficial interest in that portion of the Holding Common Stock that the total number of shares of Centex Common Stock held by such stockholder bears to the total number of shares of Centex Common Stock outstanding from time to time. See “Tandem Securities.” The Nominee has no power to vote (absent instruction) or to direct the investment of the Holding Common Stock. Except for the interest of Centex Corporation, which derives from its ownership of warrants to acquire shares of Holding Common Stock (see footnote 2 below), the number of shares of Holding Common Stock listed as beneficially owned represents the proportionate undivided beneficial interest in the 1,000 issued and outstanding shares of Holding Common Stock held by the named entities in their capacity as Centex Stockholders and has been rounded to the nearest whole share.

(2)	Centex owns beneficially and of record warrants (the “Centex Holding Stock Warrants”) to purchase 100 shares of Holding Common Stock (subject to adjustment) at an exercise price of $800 per share (subject to adjustment). The shares of Holding Common Stock that may be acquired upon the exercise of the Centex Holding Stock Warrants as of the date when the Stockholder Warrants become exercisable, which date Centex may indirectly determine in its discretion, are not outstanding but are included as “beneficially owned” pursuant to the rules and regulations of the SEC. However, it has been assumed in connection with the disclosure of such beneficial ownership that (i) the Centex Holding Stock Warrants are not subdivided or combined, and (ii) the shares of Holding Common Stock are not subdivided and a stock dividend or stock split with respect to the shares of Holding Common Stock has not occurred, prior to the exercise of the Centex Holding Stock Warrants.

(3)	Based solely upon information contained in the Schedule 13G of FMR Corp. filed with the Commission on February 14, 2002 with respect to shares of Centex Common Stock owned as of December 31, 2001 (the

“FMR Corp. 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding as of June 6, 2002. According to the FMR Corp. 13G, this includes 1,129,071 shares of Centex Common Stock (approximately 18.35 shares of Holding Common Stock) over which FMR Corp. had sole voting power and 7,556,831 shares of Centex Common Stock (approximately 122.79 shares of Holding Common Stock) over which FMR Corp. had sole dispositive power.

(4)	Based solely upon information contained in the Schedule 13G Greenhaven Associates, Inc. filed with the Commission on January 2, 2002 with respect to shares of Centex Common Stock owned as of December 31, 2001 (the “Greenhaven 13G”), but calculating the percentage shown by dividing the number of shares of Holding Common Stock represented by such shares of Centex Common Stock by the total number of shares of Holding Common Stock issued and outstanding as of June 6, 2002. According to the Greenhaven 13G, this includes 893,700 shares of Centex Common Stock (approximately 14.52 shares of Holding Common Stock) over which Greenhaven Associates, Inc. had both sole voting power and sole dispositive power, and 3,111,300 shares of Centex Common Stock (approximately 50.55 shares of Holding Common Stock) over which Greenhaven Associates, Inc. had shared dispositive power.

ELECTION OF DIRECTORS

     In accordance with the Amended and Restated By-laws of Holding, the Board has established the number of directors to be elected at the Annual Meeting at four, which shall constitute the entire Board. Each director will hold office until the next annual election of directors or until his successor is elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the then outstanding shares of Holding Common Stock. Unless contrary instructions are indicated on the proxy, it is intended that the beneficial interest in the shares of Holding Common Stock represented by the accompanying Holding proxy will be voted FOR the election of the four nominees for director named below or, if any such nominees should become unavailable (which is not anticipated), for such substitute nominees as the Board shall designate. A plurality of votes cast at the Annual Meeting, in person or by proxy, is required to elect such nominees. The Board recommends that stockholders vote FOR the election of such nominees.

     The four persons named below, Messrs. Low, Sherer, Weinberg and West, are the Board’s nominees for election as directors at the Annual Meeting and are currently serving as directors of Holding. The biographical information appearing below regarding the nominees for director has been furnished to Holding by the nominees.

Nominees for Directors

     Josiah O. Low, III, 62, is the Chairman of the Audit Committee of the Board, a member of the Compensation Committee of the Board and has been a director since 1987. Mr. Low has been a venture partner of Catterton Partners since December 2001. He was Managing Director/Senior Advisor of Credit Suisse First Boston Corporation or one of its predecessors from February 1988 to December 2001. Mr. Low is also a director of Development and The CoStar Group, Inc.

     David M. Sherer, 65, is a member of the Audit Committee of the Board, a member of the Compensation Committee of the Board and has been a director since 1987. Mr. Sherer has been President of David M. Sherer and Associates, Inc., a commercial real estate, development, investment and brokerage firm, for 24 years. Mr. Sherer is also a director of Development.

     Stephen M. Weinberg, 54, is an employee of the Partnership and has been President and a director of both Holding and Development, the general partner of the Partnership, since April 1, 2000. He has also served as Chief Executive Officer of both Holding and Development since April 1, 2001. Mr. Weinberg is also concurrently employed by Centex Service Company, a wholly-owned subsidiary of Centex, under a dual employment arrangement. Mr. Weinberg joined Centex in 1978 and held the positions of Centex Homes Division President from 1984 to 1988 and Centex Homes Executive Vice President from 1988 until 1995. In 1995 Mr. Weinberg was appointed Chairman and Chief Executive Officer for Centex HomeTeam Services, a Centex subsidiary, where he served until his appointment as President of both Holding and Development.

     Roger O. West, 57, is the Chairman of the Compensation Committee of the Board, a member of the Audit Committee of the Board and has served in a non-executive officer capacity as Chairman of the Board of both Holding and Development since April 1, 2000 and as a director of both Holding and Development since October 1999. Mr. West has been Executive Vice President and General Counsel of Healthcare Realty Trust Incorporated, a real estate investment trust listed on the New York Stock Exchange, since May 1994. Prior to his current position, Mr. West was a Managing Director of Geary, Porter & West (now Geary, Porter and Donovan) and a managing director of predecessor firms, Geary, Glast & Middleton and Geary, Stahl & Spencer.

Board Meetings, Fees, Committees and Attendance Records

     During Holding’s fiscal year ended March 31, 2002, the Board held four regular meetings and one special meeting, all of which were attended by all directors.

     Each member of the Board who is neither an officer nor an employee of Holding or its subsidiary, of the Partnership or any of its subsidiaries or of Centex or any of its subsidiaries receives a retainer of $15,000 per year and $1,500 per meeting attended during the fiscal year. Further, the Chairman receives an additional annual fee of $8,000. In addition, Holding reimburses the directors for the reasonable expenses incurred in attending directors and committee meetings. The directors and executive officers of Holding also hold the same directorships and offices in Development, and each member of the Board of Holding who is neither an officer nor an employee of Holding or its subsidiary, of the Partnership or any of its subsidiaries or of Centex or any of its subsidiaries also receives a retainer of $15,000 per year for his service in that capacity. The Chairman of the Board also receives an additional annual fee of $8,000 for serving as Chairman of the Board of Directors of Development.

     Audit Committee

     The Board has an Audit Committee, composed of three directors who are not officers or employees of Holding or its subsidiary, of the Partnership or any of its subsidiaries or of Centex or any of its subsidiaries and are independent directors as defined by applicable New York Stock Exchange listing standards. In accordance with the Audit Committee Charter adopted by the Board in fiscal year 2001, the Audit Committee reviews the functions of Holding’s management and independent auditors pertaining to Holding’s financial statements and performs such other duties and functions as are deemed appropriate by the Audit Committee or the Board. During Holding’s fiscal year ended March 31, 2002, the Audit Committee held five meetings that were attended by all members, except for Mr. West who did not attend the Audit Committee meeting on March 21 and 23, 2002. Audit Committee members receive a fee of $1,500 per meeting for serving on the committee.

     The following are the key responsibilities of the Audit Committee:

•	recommending the appointment of independent auditors to the Board;

•	reviewing the scope of the independent auditors’ examination and the scope of certain activities of the Centex internal audit department;

•	reviewing Holding’s basic systems and internal controls regarding auditing, accounting and legal compliance;

•	reviewing Holding’s audited financial statements and interim financial statements;

•	preparing a report for inclusion in Holding’s proxy statement regarding review of audited financial statements for the last fiscal year which includes a statement on whether it recommended that the Board include those financial statements in the Annual Report on Form 10-K (the Audit Committee’s report for fiscal year 2002 is reproduced below);

•	reviewing the duties and compensation of the independent auditors and the effect of any such compensation on the auditors’ independence, including a review of management consulting services provided by the independent auditors; and

•	reviewing and assessing the adequacy of the Audit Committee’s Charter annually and recommending revisions to the Board.

     The Audit Committee meets separately with the independent auditors and with members of the internal audit staff of Centex, who provide audit services pursuant to the terms of a services agreement between Holding and a wholly-owned subsidiary of Centex, outside the presence of Holding’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information. The Audit Committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

Report of Audit Committee

To the Board of Directors of 3333 Holding Corporation:

     We have reviewed and discussed with management the audited combining financial statements of 3333 Holding Corporation and Centex Development Company, L.P. as of and for the year ended March 31, 2002.

     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to 3333 Holding Corporation and its subsidiary and Centex Development Company, L.P. and its subsidiaries is compatible with the auditors’ independence.

     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Annual Report on Form 10-K of 3333 Holding Corporation and Centex Development Company, L.P. for the year ended March 31, 2002.

Audit Committee of the 3333 Holding Corporation Board of Directors

Josiah O. Low, III, Chairman
David M. Sherer
Roger O. West

June 10, 2002

     Compensation Committee

     On July 18, 2001, the Board of Directors established the Compensation Committee, which is composed of directors who are “non-employee directors” as defined by Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are independent directors as defined by applicable New York Stock Exchange listing standards. The Compensation Committee determines and reviews the compensation paid to key executives and management of Holding and Development. The Compensation Committee did not meet during the last fiscal year and held its first meeting on May 21, 2002. Compensation Committee members receive a fee of $1,500 per meeting for serving on the Committee. See “Executive Compensation.”

     Nominating Committee

     The Board of Directors does not have a standing nominating committee or other committee performing a similar function.

EXECUTIVE COMPENSATION

     Neither Holding nor Development has any employees. As a result, all executive oversight and management functions for Holding and Development are performed by their directors and executive officers. Administrative and clerical services required by Holding, Development and the Partnership are provided by employees of the Partnership or are provided pursuant to a services agreement between Holding and Centex Service Company and a separate services agreement between Holding and the Partnership.

     During fiscal year 2002, the executive officers of Holding and Development provided services to Holding and Development on behalf of and in their capacities as employees of the Partnership, and they received compensation for such services from the Partnership. Prior to January 1, 2001, the executive officers of Holding and Development provided such services in their capacities as officers and employees of Centex and its affiliates. Effective as of January 1, 2001, when the executive officers of Holding and Development became employees of the Partnership, Centex Service Company and the Partnership entered into dual employment arrangements with certain officers of Holding and Development, including the executive officers named in the “Summary Compensation Table” below, pursuant to which Centex Service Company and the Partnership agreed to employ those officers concurrently with respect to their performance of services for each of them and/or their respective affiliates. Under the dual employment arrangements, each of Centex Service Company and the Partnership has the right to control and direct the activities of the employees in the performance of their respective duties on its behalf and to determine the value of the employees’ work and the compensation to be paid to the employees therefor. In addition, the dual employment arrangements provide that Centex Service Company may elect to compensate the employees for their services on its behalf not only through salary and bonus payments but also through stock option awards, long-term incentive awards or such other compensation awards as may be made from time to time by Centex, Centex Service Company or its affiliates.

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years (or such shorter period of time during which such person was an officer) awarded to or earned by the Chief Executive Officer and the two other executive officers of Holding and Development.

Summary Compensation Table

				Long-Term
				Compensation

		Annual Compensation		Awards

Name and	Fiscal			Securities Underlying		All Other
Principal Position	Year	Salary($)	Bonus($)(1)	Options/SARs(#)		Compensation($)(2)

Stephen M. Weinberg,(3)	2002	$360,000	$1,209,636	15,000	(4)	$35,378
President and Chief	2001	342,500	600,000	15,000	(5)	233,892
Executive Officer

Richard C. Decker,(6)	2002	$315,000	$1,813,202	—		$31,044
President, Centex	2001	300,417	314,000	1,500	(5)	219,568
Commercial Development	2000	290,000	190,000	5,000	(7)	28,568
(a division of Development)

Todd D. Newman,(8)	2002	$165,000	$201,606	2,000	(4)	—
Senior Vice President,	2001	100,000	65,000	1,500	(5)	—
Chief Financial Officer and Treasurer

(1)	Cash bonuses for services rendered in fiscal year 2002, 2001 and, in the case of Mr. Decker, fiscal year 2000, have been listed in the year earned but are paid during the following fiscal year.

(2)	The compensation reported represents Centex contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan as a result of his performance of services on behalf of Centex or its affiliates, which accrued amounts are 100% vested in Mr. Weinberg and 80% vested in Mr. Decker as of March 31, 2002. Compensation includes contributions accrued pursuant to the Profit Sharing Plan in the following amounts: Mr. Weinberg — $17,034 and $17,017 for fiscal years 2002 and 2001, respectively; and Mr. Decker — $16,856, $16,839 and $15,823 for fiscal years 2002, 2001 and 2000, respectively. Compensation also includes contributions accrued pursuant to the Centex Corporation Amended and Restated Supplemental Executive Retirement Plan (the “SERP”) as a result of the recipients’ performance of services on behalf of Centex or its affiliates, in the following amounts: Mr. Weinberg — $18,344 and $16,875 for fiscal years 2002 and 2001, respectively; and Mr. Decker — $14,188, $12,729 and $12,745 for fiscal years 2002, 2001 and 2000, respectively, which accrued amounts are 100% vested in Mr. Weinberg and 80% vested in Mr. Decker as of March 31, 2002. The compensation for Messrs. Weinberg and Decker for fiscal year 2001 also includes amounts paid by Centex in connection with the repurchase and cancellation of options to acquire shares of Centex Common Stock (“Centex Options”) granted to these individuals in connection with their performance of services on behalf of Centex or its affiliates, in accordance with the terms of an option repurchase program offered by Centex to holders of certain Centex Options in October 2000. Mr. Weinberg was paid $200,000 for the cancellation of Centex Options covering 20,000 shares of Centex Common Stock with an exercise price of $36.06 per share, and Mr. Decker was paid $190,000 for the cancellation of Centex Options covering 19,000 shares of Centex Common Stock with a weighted-average exercise price of $37.30 per share.

(3)	Mr. Weinberg was elected an executive officer and director of Holding in fiscal year 2001.

(4)	Centex Options were granted effective April 1, 2002, but are included for fiscal year 2002 because the grants related to performance goals achieved during fiscal year 2002 in connection with each recipient’s performance of services on behalf of Centex or its affiliates. As of April 1, 2002, these Centex Options represented a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg — approximately 0.24 shares; and Mr. Newman — approximately 0.03 shares.

(5)	As of April 1, 2002, these Centex Options represented a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg — approximately 0.24 shares; Mr. Decker — approximately 0.02 shares; and Mr. Newman — approximately 0.02 shares.

(6)	Mr. Decker’s bonus and other compensation are calculated under an arrangement with the Partnership pursuant to which Mr. Decker is entitled to receive a percentage of the operating earnings, subject to certain adjustments, generated by the commercial real estate projects acquired, developed and sold by the commercial real estate operations of the Partnership and its subsidiaries and certain of the commercial real estate operations of Centex and its affiliates.

(7)	As of April 1, 2002, this Centex Option represented a beneficial interest in 0.08 shares of Holding Common Stock.

(8)	Mr. Newman was elected an executive officer of Holding in fiscal year 2001.

Option/SAR Grants in Last Fiscal Year(1)

Potential Realizable
Value at Assumed
Annual Rates of Stock
Price Appreciation for
	Individual Grants(2)				Option Term

	Number of	% of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)	Fiscal Year(3)	($/Sh)(4)	Date	5% ($)	10% ($)

Stephen M. Weinberg	15,000	0.8%	$50.40	4/1/09	$307,768	$717,230
Richard C. Decker	—	—	—	—	—	—
Todd D. Newman	2,000	0.1	$50.40	4/1/09	41,036	95,631

(1)	Amounts set forth in the table reflect the number and value of shares of Centex Common Stock and Centex Options only. Neither Holding nor Centex has issued any stock appreciation rights (“SARs”).

(2)	Centex Options were granted effective April 1, 2002, but are included for fiscal year 2002 because the grants related to performance goals achieved during fiscal year 2002 in connection with each recipient’s performance of services on behalf of Centex or its affiliates. As of April 1, 2002, these Centex Options represent a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg — approximately 0.24 shares; and Mr. Newman — approximately 0.03 shares.

(3)	Percentage represents the Centex Option granted to each named individual divided by the total number of Centex Options granted to employees of Centex and its subsidiaries.

(4)	These Centex Options were granted under the 2001 Plan at $50.40 per share, the fair market value on the date of grant. The exercise price is equal to the closing trading price of Centex Common Stock on April 1, 2002. These Centex Options are exercisable 25% on the date of the grant and 25% on the first three anniversary dates of the grant.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs		Options/SARs
			at Fiscal Year-End (#)(2)		at Fiscal Year-End ($)(3)

	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable(4)	Unexercisable(5)	Exercisable	Unexercisable

Stephen M. Weinberg(6)	26,250	$867,483 (7)	7,500	18,750	$52,875	$17,213
Richard C. Decker	46,000	1,641,647	3,750	16,750	93,788	65,668
Todd D. Newman	—	—	1,250	2,250	10,140	11,723

(1)	Amounts set forth in the table reflect the number and value of shares of Centex Common Stock and Centex Options only. Neither Holding nor Centex has issued any SARs.

(2)	Includes options that were granted effective April 1, 2002 based upon the achievement of performance goals for fiscal year 2002 in connection with each recipient’s performance of services on behalf of Centex or its affiliates. See “Option/SAR Grants in Last Fiscal Year.”

(3)	Represents the difference between the closing pricing of Centex Common Stock on March 28, 2002 of $51.93 per share and the exercise price of such Centex Options.

(4)	As of April 1, 2002, these Centex Options represented a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg — approximately 0.12 shares; Mr. Decker — approximately 0.06 shares; and Mr. Newman — approximately 0.02 shares.

(5)	As of April 1, 2002, these Centex Options represented a beneficial interest in the following shares of Holding Common Stock: Mr. Weinberg — approximately 0.31 shares; Mr. Decker — approximately 0.27 shares; and Mr. Newman — approximately 0.04 shares.

(6)	Amounts include shares of Centex Common Stock acquired upon exercise of Centex Options or underlying unexercised Centex Options granted to Mr. Weinberg in his capacity as an officer and employee of various Centex subsidiaries in previous years.

(7)	Amount includes cash bonuses totaling $14,350 paid to Mr. Weinberg upon the exercise of certain Centex Options.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     None of Holding’s directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

Report of Compensation Committee on Executive Compensation

     The Compensation Committee provides advice and recommendations to the Board concerning the salaries and bonuses of the executive officers and management of 3333 Holding Corporation (“Holding”). The Board approves those salaries and bonuses. The Compensation Committee is comprised of three independent, non-employee directors. This report describes the policies and principles that shape the structure of Holding’s executive compensation program.

     Holding’s executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives;

•	to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance by coordinating Holding’s compensation program with that of Centex Corporation (“Centex”).

     The Compensation Committee coordinates with the Compensation and Stock Option Committee (the “Centex Compensation Committee”) of Centex, which administers Centex’s stock option plans, incentive compensation plan and the long term incentive plan (“LTIP”), and is authorized under such plans to grant options to directors, officers and other key employees of Centex and its subsidiaries, to grant incentive compensation awards to executive officers of Centex, to make awards of restricted stock to directors, officers and other key employees of Centex and to award LTIP units to selected employees of Centex and certain of its subsidiaries, partnerships and affiliates. Because the executive officers of Holding are employed both by the Partnership and Centex Service Company under a dual employment arrangement (see “Executive Compensation”), the executive officers may be granted stock options and other incentive compensation by Centex.

     To achieve its compensation objectives, Holding has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary, (ii) annual bonus and (iii) if the Centex Compensation Committee determines it to be appropriate, long-term incentive compensation in the form of stock options and, in some cases, performance-based bonuses, awards of restricted stock and LTIP units. In addition, the executive officers of Holding are eligible to receive other benefits, such as medical benefits and Profit Sharing Plan contributions, that are generally available to employees of the Partnership and Centex and contributions under Centex’s SERP that are accrued for certain of the named executive officers and certain other Holding executives.

     In structuring the specific components of executive compensation, Holding is guided by the following principles:

•	annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies that engage in one or more of the principal businesses in which Holding and the Partnership engage;

•	bonus payments should vary with the individual’s performance and the financial performance of Holding and the Partnership; and

•	a component of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of its strategic objectives.

     Base Salary

     The Compensation Committee is responsible for recommending the base salary levels for the named executive officers. In developing salary amounts for fiscal year 2002, the Compensation Committee reviewed the salaries for similar positions in companies, including Centex, that engage in one or more of the principal businesses in which Holding or the Partnership engage: homebuilding, commercial real estate development, and multi-family property development. The Compensation Committee confirmed that the base salaries of the named executive officers were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the Compensation Committee also considers the executive’s experience level and potential for significant contributions to the profitability of Holding and the Partnership.

     Incentive Bonus

     The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executive officers at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the past fiscal year. In particular, the Compensation Committee weighs heavily certain financial measurements that are directly related to stockholder returns such as net earnings and return on equity. The Compensation Committee also considers the contribution of each individual executive officer to the performance and to the strategic position of Holding and the Partnership.

     Long-term Compensation

     As employees of Centex Service Company under the dual employment arrangement, Holding’s executive officers participate in the long-term compensation program established and administered by the Centex Compensation Committee. A description of the Centex Compensation Committee’s philosophy and approach toward long-term compensation, including specifically the grant of stock options and the SERP, is set out in the “Report of Compensation and Stock Option Committee on Executive Compensation” of the Centex proxy statement.

     CEO Compensation

     The Chief Executive Officer of Holding participates in the same compensation programs as the other executive officers with each component of his compensation determined by the Compensation Committee according to the same criteria. The base salary and bonus of the Chief Executive Officer in effect for fiscal year 2002 were higher than fiscal year 2001, reflecting an increase in net earnings of Holding and the Partnership.

Compensation Committee

Roger O. West, Chairman
Josiah O. Low, III
David M. Sherer

Performance Graph

     As described in “Tandem Securities,” the record owner of the 1,000 issued and outstanding shares of Holding Common Stock is the Nominee, who holds such stock pursuant to the Nominee Agreement on behalf of and for the benefit of Centex Stockholders. Thus, each Centex Stockholder owns a beneficial interest in a portion of the 1,000 shares of Holding Common Stock held by the Nominee, which shares are currently tradable only in tandem with, and as a part of, each such Centex Stockholder’s Centex Common Stock. As a consequence of the foregoing, and because the beneficial interest in the 1,000 shares of Holding Common Stock does not have any separate ascertainable value, no performance graph is provided herein. Stockholders desiring to review the five-year stock performance of Centex Common Stock are directed to the “Performance Graph” in the accompanying Centex proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Holding’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of Holding’s equity securities, to file initial reports of ownership, reports of changes in ownership, and annual reports of ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange. Such persons are required by SEC regulations to furnish Holding with copies of all Section 16(a) forms that they file with the SEC.

     Based solely on its review of the copies of such forms received by it with respect to fiscal year 2002, or written representations from certain reporting persons, Holding believes that its directors and executive officers and persons who beneficially own more than 10% of a registered class of Holding’s equity securities have complied with all filing requirements required by Section 16(a) for fiscal year 2002 applicable to such persons.

CERTAIN TRANSACTIONS

     During fiscal year 2002, Holding and the Partnership engaged in certain transactions with each other and with various subsidiaries of Centex. These transactions must be disclosed under applicable SEC rules and regulations because (i) the Partnership is controlled by, and is deemed a subsidiary of, Holding due to the fact that Development, a wholly-owned subsidiary of Holding, is the general partner of the Partnership, (ii) Centex is deemed a beneficial owner of more than five percent of Holding Common Stock, and (iii) Centex indirectly owns 100% of the issued and outstanding Class A Units of limited partnership interest in the Partnership (“Class A Units”) and Class C Units of limited partnership interest in the Partnership (“Class C Units”), which units constitute all of the issued and outstanding units of limited partnership interest in the Partnership. See “Security Ownership of Management and Certain Beneficial Owners” and “Tandem Securities.” A description of these transactions is set forth below.

     Holding is a party to a services agreement with Centex Service Company. See “Executive Compensation.” Pursuant to the services agreement, Centex Service Company provides certain tax, accounting, administrative and other similar services for Holding. In conjunction with the employment by the Partnership of employees previously employed by Centex Service Company, the services agreement was amended and restated as of April 1, 2001 to decrease the quarterly fee to $50,000. Effective October 1, 2001, the quarterly fee was further decreased to $12,500 to reflect the Partnership’s employment of additional employees previously employed by Centex Service Company. During fiscal year 2002, Holding paid service fees of $125,000 to Centex Service Company pursuant to this agreement.

     Holding is a party to a services agreement with the Partnership. See “Executive Compensation.” Pursuant to the services agreement, Holding provides executive and managerial services and certain tax, accounting, administrative and other similar services for the Partnership. The services agreement was amended and restated as of April 1, 2001 to decrease the quarterly fee to $50,000. Effective October 1, 2001, the quarterly fee was further decreased to $12,500. Effective April 1, 2002, the quarterly fee increased to $37,500. During fiscal year 2002, the Partnership paid service fees of $125,000 to Holding pursuant to this agreement.

     The Partnership is a party to a management agreement with Centex Homes, pursuant to which the Partnership provides certain services to Centex Homes for the operation, management, development and sale of its commercial real estate portfolio. The management agreement, which was entered into effective April 1, 2001, provides for the reimbursement of a portion of the expenditures incurred by the Partnership (including overhead expenses) with respect to the properties. The management agreement further provides for the payment of additional amounts to the Partnership based upon its performance of services under the management agreement. In fiscal year 2002, Centex Homes reimbursed the Partnership approximately $4.2 million.

     The Partnership is a party to a management agreement with Centex Homes whereby Centex Homes provides management and oversight services for the Partnership’s investment in its international home building operations. The Partnership pays Centex Homes an annual fee of $10,000 and reimburses Centex Homes for its direct expenses associated with its management and oversight.

     Centex performs cash management services for the Partnership. Excess funds generated by the Partnership are advanced to Centex on a daily basis, and funds required by the Partnership are advanced by Centex to the Partnership as necessary. Advances to or from Centex bear interest at the one-month LIBOR rate plus 25 basis points.

     Under the partnership agreement governing the Partnership, as previously amended (the “Partnership Agreement”), Class C Units may be issued in exchange for assets acquired and capital received from a limited partner or from an entity that is to be admitted as a limited partner. Centex Homes is currently the sole limited partner of the Partnership. During fiscal year 2002, the Partnership issued 27,135 Class C Units to Centex Homes in exchange for $27.1 million in assets and cash.

     The Partnership Agreement provides that the holders of Class A Units and Class C Units are entitled to a cumulative preferred return of 9% per annum on the average outstanding balance of their Unrecovered Capital, as such term is defined in the Partnership Agreement. Unrecovered Capital represents capital contributions, as adjusted for cash or other distributions representing return of capital contributions, and is the basis for preference accruals. As noted above, Centex Homes is currently the sole limited partner of the Partnership and the sole holder of all outstanding Class A Units and Class C Units. During fiscal year 2002, the Partnership made no preference payments to Centex Homes. At March 31, 2002, unpaid preference accruals totaled $41.4 million, and Unrecovered Capital for Class A Units and Class C Units totaled $32.8 million and $208.3 million, respectively.

     In fiscal year 2002, the Partnership engaged in various transactions with Centex Homes, an indirect subsidiary of Centex. During fiscal year 2002, Centex Homes purchased a 12-acre site in Lewisville, Texas from subsidiaries of Holding and the Partnership for cash consideration of $1.25 million. Centex Homes will pay additional consideration to the subsidiaries in the form of a participation in profits above certain gross margin threshold levels on townhome sales.

     In fiscal years 2002 and 2001, the Partnership, through its subsidiaries, purchased 345 acres in Florida, Hawaii, Nevada and South Carolina from unaffiliated third parties. The total consideration of $71.7 million consisted of an aggregate $62.6 million in purchase-money mortgage notes and an aggregate $9.1 million in cash payments. Concurrently with these transactions, Centex Homes deposited $9.1 million with the Partnership as option deposits for the purchase of the properties. Partnership revenues during fiscal 2002 included $1.4 million in fees and reimbursements pursuant to the various option agreements.

     During fiscal year 2002, operating subsidiaries of the Partnership paid certain of Centex’s construction subsidiaries a total of $10 million pursuant to construction contracts executed in fiscal 2002 and prior fiscal years.

     In addition, the Partnership paid an aggregate of $412,000 in title insurance premiums and escrow fees to certain title insurance subsidiaries of Centex during fiscal year 2002 in connection with third-party construction and permanent loans made to the Partnership’ and its subsidiaries and in connection with the acquisition and sale of properties during that year.

     Centex has issued an $800,000 demand note as a form of guarantee relating to one of the Partnership’s project loans. The note is payable only in the event of default by the Partnership or its subsidiary under its obligations to the lender.

     A subsidiary of the Partnership owns a 50% interest in a 79,000 square foot office building located in Plantation, Florida. The remaining 50% interest is owned by Centex Construction Group, L.L.C., a Centex affiliate. Approximately 61% of the rentable square footage of the building is leased and occupied by Centex affiliates. The total amount of rent and operating expense reimbursements paid by the Centex affiliates under the lease during fiscal year 2002 was $971,000.

     A subsidiary of the Partnership has leased approximately 74% of the rentable square footage in its Dallas, Texas office building to Centex Service Company and other Centex affiliates. The total amount of rent and operating expense reimbursements paid by Centex Service Company and the other Centex affiliates under the lease during fiscal year 2002 was $3.55 million.

     During fiscal year 2002, a subsidiary of the Partnership entered into a lease having a term of at least 10 years with Centex Home Equity Company, LLC, a Centex affiliate, for approximately 40,000 square feet of office space in a newly-constructed building in Lewisville, Texas. Payment of rent under this lease is guaranteed by Centex Financial Services, Inc.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     On March 23, 2002 the Audit Committee approved the engagement of Ernst & Young LLP (“Ernst & Young”) as Holding’s independent auditors for the fiscal year ending March 31, 2002, to replace Arthur Andersen LLP (“Arthur Andersen”), who were dismissed as auditors effective as of that date. This action followed the Audit Committee’s decision to seek proposals from independent accountants to audit Holding’s financial statements.

     The aggregate fees for the various professional services by Ernst & Young in fiscal year 2002 were:

•	Audit Fees: $260,000;

•	Financial Information Systems Design and Implementation Fees: None; and

•	All Other Fees (including fees for tax compliance and consultation, accounting consultation, internal audit support and benefits plans audits): None.

     Representatives of Ernst & Young are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders of Holding.

     Arthur Andersen’s audit reports on Holding’s financial statements as of and for fiscal years ended March 31, 2000 and 2001, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During Holding’s fiscal years ended March 31, 2000 and 2001, respectively, and the subsequent interim period through March 23, 2002:

(i)	there were no disagreements between Holding and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports;

(ii)	none of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred; and

(iii)	Holding did not consult with Ernst & Young regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     Arthur Andersen provided a letter, which Holding has filed with the SEC, agreeing with the foregoing statements.

STOCKHOLDER PROPOSALS

     Holding’s 2003 annual meeting of stockholders is scheduled to be held on July 17, 2003. In order to be considered for inclusion in Holding’s proxy material for that meeting, stockholder proposals must be received at Holding’s executive offices, addressed to the attention of the Secretary, not later than February 21, 2003.

     For any proposal that is not submitted for inclusion in Holding’s proxy material for the 2003 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits Holding’s management to exercise discretionary voting authority under proxies it solicits unless Holding is notified about the proposal on or before May 7, 2003 and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Holding’s Restated By-laws further provide that, to be considered at the 2003 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the executive offices of Holding no later than April 18, 2003, and must contain the information specified by and otherwise comply with Holding’s Restated By-laws. Any stockholder wishing to receive a copy of Holding’s Restated By-laws should direct a written request to the Secretary at Holding’s principal executive offices.

ELECTRONIC DELIVERY OF FUTURE ANNUAL REPORTS AND PROXY STATEMENTS

     If you wish to receive future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option of electing electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing proxy materials and annual reports to you beginning next year and send you an e-mail message notifying you of the Internet address or addresses where you may access the proxy materials and annual report.

FORM 10-K

     Stockholders entitled to vote at the Annual Meeting may obtain a copy of Holding’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, including the financial statements, required to be filed with the SEC, without charge, upon written or oral request to Centex Corporation, Attention: Raymond G. Smerge, Secretary, 2728 N. Harwood, Dallas, Texas 75201, (214) 981-5000.

By Order of the Board of Directors

RAYMOND G. SMERGE Secretary

Dallas, Texas
June 21, 2002

CENTEX CORPORATION

Please mark your votes as indicated in this example

The Board of Directors recommends that you vote FOR the election of all the nominees in Item 1.

1. Election of directors listed to the right to serve until the Annual Meeting of Stockholders in 2005.
FOR all nominees listed to the right (except as marked to the contrary).	WITHHOLD AUTHORITY to vote for all nominees listed to the right.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominees’s name in the space provided below.)

01 Barbara T. Alexander, 02 Juan L. Elek and 03 Timothy R. Eller

_________________________________________________________________________________

2. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

You may vote and submit your proxy at 1-800-435-6710 or http://www.eproxy.com/ctx through 4:00 PM Eastern Time the business day prior to annual meeting day.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

Signature _______________________ Signature ____________________ Date ____________

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 and, in the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

________________________________________________________________________________________________

o FOLD AND DETACH HERE o
Vote by Internet or Telephone or Mail 24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Internet http://www.eproxy.com/ctx		Telephone 1-800-435-6710		Mail
Use the Internet to vote your proxies. Have your proxy cards in hand when you access the web site. You will be prompted to enter your control numbers, located in the box above and below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxies. Have your proxy cards in hand when you call. You will be prompted to enter your control numbers, located in the box above and below, and then follow the directions given.	OR	Mark, sign and date your proxy cards and return it in the enclosed postage-paid envelope.

If you vote your proxies by Internet or by telephone, you do NOT need to mail back your proxy cards.

________________________________________________________________________________________________
o FOLD AND DETACH HERE o

Please mark your votes as Indicated in this example

3333 HOLDING CORPORATION

The Board of Directors recommends that you vote FOR election of all the nominees in Item 1.

1. Election of directors listed to the right.
FOR all nominees listed to the right (except as marked to the contrary).	WITHHOLD AUTHORITY to vote for all nominees listed to the right.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write the nominees’s name in the space provided below.)

01 Josiah O. Low, III, 02 David M. Sherer, 03 Stephen M. Weinberg and 04 Roger O. West

_________________________________________________________________________________

2. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

You may vote and submit your proxy at 1-800-435-6710 or http://www.eproxy.com/ctx through 4:00 PM Eastern Time the business day prior to annual meeting day.

Signature ____________________ Signature ____________________ Date _______________

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 and, in the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.

CENTEX CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - July 18, 2002

The undersigned hereby appoints Laurence E. Hirsch and David W. Quinn (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual meeting of Stockholders of Centex Corporation ("Centex") to be held July 18, 2002, or any adjournment thereof, all shares of Common Stock of Centex registered in the name of the undersigned at the close of business on June 6, 2002.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

By execution of this proxy, you here by acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement dated June 21, 2002.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

If you vote your proxies by Internet or by telephone, you do NOT need to mail back your proxy cards.

o FOLD AND DETACH HERE o

Proxies are being separately solicited by the Boards of Directors of Centex Corporation and
3333 Holding Corporation. To ensure representation of your shares at the annual meetings of
BOTH companies, you must vote and submit both proxies by telephone, over the Internet or by marking and returning BOTH proxy cards in the enclosed envelope.
PLEASE TEAR OFF AND DISCARD THE STUB.

o FOLD AND DETACH HERE o

3333 HOLDING CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - July 18, 2002

The undersigned hereby appoints Roger O. West and Stephen M. Welnberg (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of 3333 Holding Corporation ("Holding") to be held July 18, 2002, or any adjournment thereof , all the beneficial interest of the undersigned in that portion of the 1, 000 shares (the "Shares") of Common Stock of Holding registered in the name of The Chase Manhattan Bank (the "Nominee") pursuant to that certain Nominee Agreement dated November 30, 1987, as amended, by and among Holding, Centex Corporation ("Centex"), Centex Development Company, L.P. and the Nominee, at the close of business on June 6, 2002 (the "Record Date"), that the total number of shares of Common Stock of Centex held by the undersigned on the Record Date (being the number of shares shown on this proxy beside the name of the undersigned) bears to the total number of shares of Centex Common Stock outstanding on the Record Date.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement date June 21, 2002.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

If you vote your proxies by Internet or by telephone, you do NOT need to mail back your proxy cards.